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                                                                    EXHIBIT 3(b)


                              AMENDED AND RESTATED
                                CORPORATE BYLAWS
                                       OF
                                 AMRESCO, INC.

                       EFFECTIVE AS OF FEBRUARY 25, 1997

         The following are Amended and Restated Bylaws of AMRESCO, INC., a corporation for profit previously incorporated under the laws of Delaware under the name Lifetime Communities, Inc. (the "Corporation"). These Amended and Restated Bylaws were duly adopted by the Directors of said Corporation in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and with the provisions of Section 109 of the General Corporation Law of the State of Delaware.


                                   ARTICLE I
                                    OFFICES

         Section 1. PRINCIPAL OFFICE: The principal place of business of the Corporation shall be located at such place as shall be designated by the Corporation's Board of Directors from time to time. The Corporation may also have offices at such places, within or without the State of Delaware, as the Board of Directors or Executive Committee may from time to time determine or as the business of the Corporation may require.

         Section 2. REGISTERED OFFICE AND AGENT: The registered office and registered agent of the Corporation shall be designated in accordance with the laws of its state of incorporation or any other state in which the Corporation is authorized to do business.


                                   ARTICLE II
                                   DIRECTORS

         Section 1. GENERAL POWERS: The Board of Directors shall have the management and control of the business of the Corporation, and, in addition to the power and authority by these Amended and Restated Bylaws expressly conferred upon them, may exercise all such powers as are expressly or by implication conferred on the Board of Directors by the Certificate of Incorporation, these Amended and Restated Bylaws or the laws of Delaware.

         Section 2. NUMBER, TENURE AND QUALIFICATION: The Board of Directors shall be not less than seven (7) nor more than fifteen (15); all of whom shall be of lawful age. The number of Directors comprising the Board of Directors within the foregoing minimum and maximum limitations may be fixed and/or changed from time to time by resolution of the Board of Directors. It shall not be necessary for Directors to be stockholders.

         Section 3. ELECTION: The Board of Directors shall be divided into three classes as set forth in the Certificate of Incorporation.





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         Section 4.  VACANCIES:  Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any Directors may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or by the affirmative vote, at a special meeting of the stockholders called for the purpose of filling such directorship, of the holders of a majority of the outstanding shares of capital stock then entitled to vote in person or by proxy at such meeting. Each successor Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his respective successor shall have been duly elected and qualified. Any newly created or eliminated directorships resulting from an increase or decrease in the authorized number of Directors shall be appointed or allocated by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible.

         Section 5. REMOVAL: Any Director may be removed from office with cause by a majority vote of the issued and outstanding capital stock of the Corporation at any annual or special meeting of the stockholders.

         Section 6. COMPENSATION: By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof, and may be paid such compensation for the performance of their duties as the Board of Directors shall determine either in the form of an annual salary or a fee for attendance at each meeting or such other form of compensation as the Board of Directors shall deem appropriate. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE III
                                   COMMITTEES

         Section 1.  EXECUTIVE COMMITTEE:

         (a) The Board of Directors may appoint an Executive Committee, which shall consist of such number of Directors as the Board of Directors shall determine.

         (b) The Executive Committee shall meet at such times and places as the majority thereof shall determine. The Executive Committee shall have and exercise the full power of the Board of Directors in the management of the business and affairs of the Corporation (excluding functions delegated by the Board of Directors to other standing committees) during the interim between meetings of the Board of Directors, except that the Executive Committee shall not have any power or authority to take action with regard to any matter which applicable law reserves exclusively to the full Board of Directors. The Executive Committee shall have the power to authorize the issuance of stock of the Corporation upon exercise of options (and compliance with the terms thereof) granted by the Board of Directors, provided such shares have been reserved for issuance. A majority of the Executive Committee shall be necessary to and shall constitute a quorum for the transaction of all business.





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         Section 2.  AUDIT COMMITTEE:  The Board of Directors may appoint an
Audit Committee which shall consist of such number of non-employee Directors as the Board of Directors shall determine. The Audit Committee shall meet at such times and places as the majority thereof shall determine. The Board of Directors shall retain the power to fill vacancies on the Audit Committee. The Audit Committee shall have the power to review all significant financial information so as to assure the accuracy thereof, to ascertain the existence of effectiveness of internal accounting controls, to oversee independent and internal auditing functions and to provide communication between outside auditors of the Corporation and the Board of Directors. A majority of the Audit Committee shall be necessary and shall constitute a quorum for the transaction of all business.

         Section 3. COMPENSATION COMMITTEE: The Board of Directors may appoint a Compensation Committee, which shall consist of such number of Directors as the Board of Directors shall determine. The Compensation Committee shall have the authority to make recommendations to the Board of Directors regarding the compensation of any officer of the Corporation. A majority of the Compensation Committee shall be necessary to and shall constitute a quorum for the transaction of all business.

         Section 4. OTHER COMMITTEES: The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees in addition to those described above. Each committee shall consist of one or more Directors appointed by resolution adopted by a majority of the entire Board of Directors. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by the Certificate of Incorporation, these Amended and Restated Bylaws or applicable law.

         Section 5. COMMITTEE CHANGES: The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as Director, (ii) his resignation as a committee member or as a Director, or (iii) his removal as a committee member or as a Director.

         Section 6. MEETINGS, NOTICE, QUORUM AND VOTING: Section 1 through 6 of Article VI shall also apply to committees and their members, unless otherwise provided by the Certificate of Incorporation, these Amended and Restated Bylaws or applicable law.

                                   ARTICLE IV
                                    OFFICERS

         Section 1. GENERAL: The officers of the Corporation shall consist of a Chairman of the Board, President, Executive Vice President, such additional Vice Presidents, with such further designations, if any, as may be determined by the Board of Directors, a Secretary, a Treasurer and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board





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of Directors may appoint or elect.  The Chairman of the Board and the President shall be Directors of the Corporation. Any two offices may be held by one and the same person, except that the office of President and Secretary or Assistant Secretary shall not be so held.

         Section 2. CHAIRMAN OF THE BOARD: The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders, and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors.

         Section 3. CHIEF EXECUTIVE OFFICER AND PRESIDENT: The Chief Executive Officer shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and the Board of Directors. The President shall be the chief operating officer of the Corporation and, in the absence of the Chairman of the Board and the Chief Executive Officer, shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer and the President shall have responsibility for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         Section 4. EXECUTIVE VICE PRESIDENT: The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Executive Committee or the President.

         Section 5. VICE PRESIDENTS: The Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Executive Committee or the President.

         Section 6. SECRETARY: The Secretary shall be the custodian of the corporate seal, and shall be ex-officio the clerk of the stockholders and of the Board of Directors. He shall attend all meetings of the stockholders, Board of Directors and the Executive Committee, and shall keep accurate minutes of such meetings in a book to be kept for that purpose. He shall perform such other duties as may be required of him by the Board of Directors, the Executive Committee, or the laws of Delaware.

         Section 7. TREASURER: The Treasurer shall keep full and accurate accounts of receipts and disbursements in a book belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation under the direction of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Directors, at annual meetings of stockholders or whenever directed by the Chairman of the Board or the President, an account of all or any part of his transactions as Treasurer, and of the financial condition of the Corporation, and shall also perform all other duties imposed upon him by the Board of Directors, the Executive Committee, or the laws of Delaware.





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         Section 8.  ASSISTANT VICE PRESIDENT, ASSISTANT SECRETARIES AND
ASSISTANT TREASURERS: Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Executive Vice President, Secretary or Treasurer respectively or by the Board of Directors, the Executive Committee or the President.

         Section 9. ELECTION OF OFFICERS: At the first meeting held after the first or organizational meeting of stockholders, and at the first meeting held after each annual meeting of stockholders, the Board of Directors shall elect all officers of the Corporation who shall hold office for one (1) year or until their successors are elected and qualified.

         Section 10. VACANCIES: If any office shall become vacant by reason of death, resignation, disqualification, removal or otherwise, the Board of Directors, by a majority vote, may elect a successor or successors who shall hold office for the unexpired term.

         Section 11. REMOVAL: Any officer may be removed with or without cause by a majority vote of the Board of Directors at any meeting of the Board of Directors.


                                   ARTICLE V
                            MEETING OF STOCKHOLDERS

         Section 1. ANNUAL AND SPECIAL MEETINGS: The annual meeting of stockholders of the Corporation shall be held at the office of the Corporation (or at such other place as the Board of Directors may, from time to time, designate) on or before six months after the end of each fiscal year (as established by the Directors) for the election of Directors and for such other business as may properly come before the meeting. Special meetings of stockholders may be called at any time by the Board of Directors or the Chairman of the Board; and shall be called by the Board of Directors or the Chairman of the Board at the request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

         Section 2. NOTICE: Notice of all stockholders, meetings, whether annual or special, except the first meeting, shall always be mailed to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. It shall be directed to a stockholder at this address as it appears on the records of the Corporation. In the case of special meetings, all notices shall state the purpose or purposes of the meetings, and the business to be transacted or considered thereat.

         Section 3.  RECORD DATE:

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.





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         (b)     If no record date is fixed:  (i) the record date for
determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 4. QUORUM: A majority of the stock then issued and outstanding shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, those present at a stockholders' meeting may adjourn the same to a future date, but until a quorum is present, no other business may be transacted.

         Section 5. VOTING PROXIES: In all elections of Directors, and in deciding all questions at stockholders' meetings, each stockholder shall be entitled to one vote for each share of stock held by him. Treasury stock shall not be voted at any meeting and shall not be counted in determining the issued and outstanding stock of the Corporation. Stockholders may vote by proxy duly authorized in writing which shall be filed with the Secretary at or before the meeting.


                                   ARTICLE VI
                         MEETINGS OF BOARD OF DIRECTORS

         Section 1. REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held quarterly at such times as shall be determined by the Board of Directors, except that the annual meeting shall be held the same day and immediately after the adjournment of the stockholders' annual meeting.

         Section 2. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called by the Chairman of the Board upon request of any one Director.

         Section 3. NOTICE OF MEETINGS: Notice of any regular or special meeting of the Board of Directors shall state the time and place thereof, shall be given not less than three (3) days before the day of such meeting and shall be given by oral, telephonic, telegraphic or written communication. In the event that all members of the Board of Directors shall sign a written consent and waiver of notice thereof on the record of any special or regular meeting, however called or notified, the acts of such meeting shall be as valid as if legally called and notified.

         Section 4. QUORUM: The presence of a majority of the Directors shall be necessary to and constitute a quorum for the transaction of business by the Board of Directors and the acts of such majority at a meeting shall be the act of the Board of Directors. In the absence of a quorum, those present at a Directors' meeting may adjourn the same to a future date, but until a quorum is present no other business may be transacted.





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         Section 5.  PLACE AND CONDUCT OF MEETINGS:  Regular or special meetings of the Board of Directors may be held within or without the State of Delaware or at such places within or without the United States as shall be designated by the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of the business of its meetings and management of the affairs of the Corporation as it may deem proper, not inconsistent with the Certificate of Incorporation, these Amended and Restated Bylaws or applicable law.

         Section 6.  VOTING:

         The vote of the majority of the Directors present at a meeting at which a quorum is present shall be required to effect any action of the Board of Directors, except as otherwise provided herein.


                                  ARTICLE VII
                          BANK ACCOUNTS AND CONTRACTS

         Section 1. DEPOSITORIES: The money and funds of the Corporation, not otherwise invested by the Board of Directors, shall be deposited by the Treasurer in the name and to the credit of the Corporation in such bank or banks as the Board of Directors shall select. All checks, drafts, notes and acceptances shall be signed by such officer or officers, agent or agents of the Corporation in such manner as the Board of Directors shall determine.

         Section 2. CONTRACTS: Except as otherwise provided by the Board of Directors, contracts may be executed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President, or the Treasurer, and may be attested and the corporate seal affixed by the Secretary or an Assistant Secretary. The Board of Directors may authorize the execution of contracts by such officers, agents and employees as may be designated by them.


                                  ARTICLE VIII
                                      SEAL

         Section 1. FORM AND USE: The corporate seal of the Corporation shall bear the words and figures: AMRESCO, INC. - Delaware - 1977.

 The corporate seal shall be used under the direction of the Board of Directors.


                                   ARTICLE IX
                             STOCK AND STOCKHOLDERS

         Section 1. CERTIFICATES OF STOCK: Every stockholder shall be entitled to a certificate of stock signed by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary, under the seal of the Corporation, certifying the number and class of shares represented by such certificate. When such certificate is signed by a transfer agent and





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by a registrar, the seal of the Corporation and the signature of any such
Chairman of the Board, President, Vice President, Secretary or Assistant Secretary may be facsimile. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person owning the shares represented thereby, with the number of such shares and date of issue, shall be entered on the Corporation's books.

         If the Corporation shall be authorized to issue more than 1 class of stock or more than 1 series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. TRANSFER OF SHARES: Transfer of shares shall be made only upon the books of the Corporation and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Transfers of shares shall be made by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary.

         Section 3. TRANSFER AGENT AND REGISTRAR: The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all certificates of shares to bear the signature of a transfer agent and registrar, or as the Board of Directors may otherwise direct.

         Section 4. LOST CERTIFICATES: Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact to the Corporation and shall, if the Board of Directors so require, give the Corporation a bond of indemnity, in form and amount satisfactory to the Corporation.

         Section 5. REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.





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         Section 6.  LEGENDS:  The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.


                                   ARTICLE X
                               ORDER OF BUSINESS

         Insofar as practicable, the order of business of any annual or special meeting of stockholders or Directors shall be as follows:

                 1.       Roll Call
                 2.       Reading of Minutes
                 3.       Report of Officers
                 4.       Reports of Committees
                 5.       Unfinished Business
                 6.       Miscellaneous Business
                 7.       Election of Officers
                 8.       New Business
                 9.       Adjournment


                                   ARTICLE XI
                            AMENDMENT OF THE BYLAWS

         The Board of Directors is expressly authorized, without the assent of the stockholders, to make, amend, alter and rescind the Bylaws of the Corporation by the affirmative vote of a majority of the Board of Directors at a regular or special meeting.


                                  ARTICLE XII
                                   INDEMNITY

         No Director of the Corporation shall have, or incur, any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, that this provision shall not eliminate or limit the liability of a Director (i) for any breach of such Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law shall be hereafter repealed or modified, the elimination of liability of a Director herein provided shall be to the fullest extent permitted by the Delaware General Corporation Law as amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.





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         The Corporation shall indemnify, to the full extent that it shall have the power under applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. To the fullest extent allowed by applicable law, such payment shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding; provided, however, such Director, officer, employee or agent must undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Furthermore, the Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the Corporation, providing for indemnification to the fullest extent permitted by law. Any repeal or modification of this provision shall not adversely affect any right or protection of a Director, officer, employee or agent of the Corporation existing immediately prior to such real or modification.


Adopted:  February 25, 1997


                                              L. Keith Blackwell, Secretary





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